Exhibit 99.1

200 Connell Drive
Berkeley Heights, NJ 07922

Genta Completes $5 Million Financing

-- Proceeds Enable Survival Determination from Phase 3 AGENDA Trial

-- Accelerates Tesetaxel Clinical Development

BERKELEY HEIGHTS, NJ – December 15, 2010 – Genta Incorporated (OTCBB:  GNTA) announced today that the Company has entered into definitive agreements with institutional investors that released $5 million in gross proceeds from a control  account that had been established pursuant to the issuance of Convertible Notes in March 2010.   The funds had been subject to certain restrictions and security interests, which have been released with the new agreements.

Proceeds of this transaction will be used as follows:

•
to determine survival results from Genta’s completed Phase 3 trial of Genasense® (oblimersen sodium) Injection plus chemotherapy as first-line treatment of patients with advanced melanoma (known as AGENDA).  Followup from AGENDA will complete in the 1st-quarter 2011;

•	to complete Phase 2 and initiate a Phase 3 trial with tesetaxel, the leading oral taxane in clinical development; and

•	to select a lead oral gallium-containing compound that will advance to clinical trials for treatment of diseases associated bone loss.

“This transaction provides sufficient funds to support the Company’s activities into Q4 2011”, said Dr. Raymond P. Warrell, Jr., Genta’s Chief Executive Officer.  “Determination of AGENDA survival represents a potentially transformational opportunity for Genta in the near-term.  This year, we initiated four new Phase 2 trials with tesetaxel, and our proposed Phase 3 study in gastric cancer is pending completion of global regulatory review.  We envision that tesetaxel could enter pivotal Phase 3 trials in 2011.”

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer.  The Company is developing tesetaxel, a novel, orally absorbed taxane that is in the same class of drugs as paclitaxel and docetaxel.  As the leading oral taxane in clinical development, tesetaxel has been evaluated in a broad program of completed or ongoing Phase 2a/Phase 2b clinical trials.  The Company has announced that gastric (stomach) cancer will be the lead indication for Phase 3 registration studies.  Genasense® (oblimersen sodium) Injection is a modified DNA-based antisense drug that may enhance the effectiveness of anticancer therapy.  Genta has completed enrollment in a randomized, double-blind Phase 3 study of Genasense® in patients with advanced melanoma, known as “AGENDA”.  Genta is exclusively marketing Ganite® (gallium nitrate injection) in the U.S, which is indicated for treatment of symptomatic patients with cancer-related hypercalcemia that is resistant to hydration.  The Company has developed proprietary oral formulations of the active ingredient in Ganite® that are being evaluated as potential treatments for diseases associated with accelerated bone loss.  Ganite® and Genasense® are available on a “named-patient” basis in countries outside the United States.  For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.  Such forward-looking statements include those that express plan, anticipation, intent, contingency, goals, targets, or future developments and/or otherwise are not statements of historical fact.  The words “potentially”, “anticipate”, “could”, “calls for”, and similar expressions also identify forward-looking statements.  The Company does not undertake to update any forward-looking statements.  Factors that could affect actual results include, without limitation, risks associated with:

•	the Company’s ability to obtain necessary regulatory approval for its product candidates from regulatory agencies, such as the U.S. Food and Drug Administration and the European Medicines Agency;
•	the safety and efficacy of the Company’s products or product candidates;
•	the commencement and completion of any clinical trials;
•	the Company’s assessment of its clinical trials;
•	the Company’s ability to develop, manufacture, license, or sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute any license and collaborative agreements;
•	the adequacy of the Company’s capital resources and cash flow projections, or the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;
•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company; and
•	the other risks to the Company’s Business as described in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

There are a number of factors that could cause actual results and developments to differ materially.  For a discussion of those risks and uncertainties, please see the Company's Annual Report on Form 10-K for 2009 and its most recent quarterly report on Form 10-Q.

SOURCE:  Genta Incorporated

CONTACT:
Genta Investor Relations
info@genta.com